Contact:
Stacey Jurchison
PharmAthene, Inc.
Phone: 410-269-2610
Stacey.Jurchison@PharmAthene.com

PharmAthene Announces Pricing of $15 Million Public Offering

ANNAPOLIS, Md., Oct 29, 2010 /PRNewswire via COMTEX/ —  PharmAthene, Inc. (NYSE Amex: PIP) ("PharmAthene" or the "Company"), a biodefense company developing medical countermeasures against biological and chemical threats, today announced that it has priced a registered public offering of 4,300,000 shares of its common stock at a price to the public of $3.50 per share.

The Company expects that the offering will yield net proceeds, before expenses, of approximately $14.1 million and intends to use the net proceeds of the offering for repayment of debt and general corporate purposes.

Roth Capital Partners, LLC served as sole underwriter for the offering. Noble Financial Capital Markets served as the Company's financial advisor in connection with the offering. In connection with the offering, the Company also granted the underwriter a 30-day option to purchase up to an additional 645,000 shares to cover over-allotments, if any. The offering is expected to close on or about November 3, 2010, subject to satisfaction of customary closing conditions.

The securities described above are being offered by PharmAthene pursuant to a registration statement previously filed and declared effective by the Securities and Exchange Commission on February 13, 2009. This press release shall not constitute an offer to sell or the solicitation of an offer to buy, nor shall there be any sale of these securities in any state or jurisdiction in which such offer, solicitation or sale would be unlawful prior to registration or qualification under the securities laws of any such state or jurisdiction. The securities may be offered only by means of a prospectus, including a prospectus supplement, forming a part of the effective registration statement. Copies of the prospectus and the final prospectus supplement may be obtained, when available, at the Securities and Exchange Commission's website at http://www.sec.gov/. Copies of the prospectus and the final prospectus supplement may also be obtained from Roth Capital Partners, LLC Equity Capital Markets, 24 Corporate Plaza, Newport Beach, CA 92660, at 800-678-9147 and Rothecm@roth.com.

About PharmAthene, Inc.

PharmAthene was formed to meet the critical needs of the United States and its allies by developing and commercializing medical countermeasures against biological and chemical weapons. PharmAthene's lead product development programs include:

* SparVax(TM) - a second generation recombinant protective antigen (rPA) anthrax vaccine

* Valortim(R) - a fully human monoclonal antibody for the prevention and treatment of anthrax infection

* Countermeasures for nerve agent poisoning by organophosphate compounds, including nerve gases and pesticides, whose active ingredient is the recombinant enzyme (butyrylcholinesterase) (or "rBChE").

Statement on Cautionary Factors

Except for the historical information presented herein, matters discussed may constitute forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995 that are subject to certain risks and uncertainties that could cause actual results to differ materially from any future results, performance or achievements expressed or implied by such statements. Statements that are not historical facts, including statements preceded by, followed by, or that include the words "potential"; "believe"; "anticipate"; "intend"; "plan"; "expect"; "estimate"; "could"; "may"; "should"; "will"; "project"; "potential"; or similar statements are forward-looking statements. PharmAthene disclaims any intent or obligation to update these forward-looking statements other than as required by law. Risks and uncertainties include risk associated with the reliability of the results of the studies relating to human safety and possible adverse effects resulting from the administration of the Company's product candidates, unexpected funding delays and/or reductions or elimination of U.S. government funding for one or more of the Company's development programs, the award of government contracts to our competitors, unforeseen safety issues, challenges related to the development, scale-up, technology transfer, and/or process validation of manufacturing processes for our product candidates, unexpected determinations that these product candidates prove not to be effective and/or capable of being marketed as products, challenges related to the implementation of our NYSE Amex compliance plan, as well as risks detailed from time to time in PharmAthene's Forms 10-K and 10-Q under the caption "Risk Factors" and in its other reports filed with the U.S. Securities and Exchange Commission (the "SEC"). In particular, there can be no assurance that PharmAthene will satisfy the NYSE Amex continuing listing standards by January 26, 2012, or that during the compliance period the Exchange will not deem PharmAthene's progress toward compliance inadequate.

Copies of PharmAthene's public disclosure filings are available from its investor relations department and our website under the investor relations tab at www.PharmAthene.com.

SOURCE PharmAthene, Inc.